UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2018

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01. Regulation FD Disclosure.
As set forth in the Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”), filed with the U.S. Securities and Exchange Commission on February 13, 2018 by Philip Morris International Inc. (the “Company”), effective January 1, 2018, the Company began managing its business in six reporting segments as follows:

•	The European Union Region;

•	The Eastern Europe Region;

•	The Middle East & Africa Region;

•	The South & Southeast Asia Region;

•	The East Asia & Australia Region; and

•	The Latin America & Canada Region.

On March 23, 2018, the Company posted on its website certain recast historical shipment volume and financial information that reflects the change in reportable segments described above and the additional changes summarized below. All changes are effective January 1, 2018. The recast shipment volume and financial information is available at https://www.pmi.com/investor-relations/overview in the Investor Kit.

•
As discussed in the Company's 2017 Form 10-K, the Company has adopted Accounting Standard Update ASU 2014-09 "Revenue from Contracts with Customers" as of January 1, 2018 retrospectively. The Company made an accounting policy election to exclude excise taxes collected from customers from the measurement of the transaction price, thereby presenting revenues, net of excise taxes in all periods. The underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with the Company's current business model and practices.

•
The Company adopted Accounting Standard Update ASU 2017-07 "Compensation - Retirement Benefits" as of January 1, 2018 retrospectively. Previously, total pension and other employee benefit costs were included in operating income. Beginning January 1, 2018, only the service cost component is required to be shown in operating income, while all other cost components will be presented in a new line item “pension and other employee benefit costs" below operating income.

•	Effective January 1, 2018, the Company began using operating income to evaluate business segment performance and allocate resources, replacing operating companies income used previously.

The foregoing changes impact only the manner in which the results for the Company's performance were previously reported, and have no material impact on the Company's previously reported consolidated financial position or results of operations. The unaudited recast historical information is being furnished solely to aid investors by providing supplemental information and does not represent a restatement of the Company's previously issued consolidated financial statements that were included in the Company's 2017 Form 10-K. The Company's 2017 and 2016 quarterly and annual recast shipment volume and financial information, previously presented in earnings releases for the same periods, as well as other financial information, is attached as Exhibit 99.1. The Company's 2016 and 2015 recast shipment volume and financial information, previously presented in earnings releases for the same periods, as well as other financial information, is attached as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, should be read in conjunction with the Company's 2017 Form 10-K.

Key terms, definitions and explanatory notes, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are set forth on Exhibits 99.1 and 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Recast Shipment Volume and Financial Information - 2017 vs. 2016
99.2	Recast Shipment Volume and Financial Information - 2016 vs. 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ MARTIN G. KING
Name:	Martin G. King
Title:	Chief Financial Officer
DATE: March 23, 2018